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                                                                     EXHIBIT 21

                   SUBSIDIARIES OF QUAKER CITY BANCORP, INC.

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
                                                                 State or Other
                                                                 Jurisdiction of
                                                                  Incorporation
                             Name                                of Organization
                             ----                                ---------------
Quaker City Federal Savings and Loan Association (direct
 subsidiary)...................................................      Federal
Quaker City Financial Corp. (indirect subsidiary)..............    California
Quaker City Neighborhood Development, Inc. (direct subsidiary).    California
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